Exhibit 10.13

PLANET LABS INC.

AMENDED AND RESTATED 2011 STOCK INCENTIVE PLAN

GLOBAL RESTRICTED STOCK UNIT GRANT NOTICE

Planet Labs Inc., a Delaware corporation (the “Company”), pursuant to the Planet Labs Inc. Amended and Restated 2011 Stock Incentive Plan (the “Plan”), has granted to the Participant below a restricted stock unit award covering the number of units set forth below, each of which represents one (1) share of the Company’s Class A Common Stock (the “RSUs”). The RSUs are subject to all of the terms and conditions set forth in this Global Restricted Stock Unit Grant Notice (the “Grant Notice”) and the Restricted Stock Unit Agreement, including any additional terms and conditions for Participant’s country set forth in the appendix attached thereto (the “Appendix” and, collectively, with the Global Restricted Stock Unit Agreement, “RSU Agreement”) and the Plan, both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined in this Grant Notice but defined in the Plan or the RSU Agreement will have the same definitions as in the Plan or the RSU Agreement. In the event of any conflict between the terms of the Grant Notice and the Plan, the terms of the Plan will control.

Participant:
Date of Grant:
Total Number of RSUs:
Vesting Commencement Date:
Vesting Schedule:

By Participant’s signature and the signature of the Company’s representative below or by otherwise accepting this grant, Participant and the Company agree that this award of RSUs is granted under and governed by the terms and conditions of this Grant Notice and the Plan and the RSU Agreement (which includes the Appendix), both of which are attached to and made a part of this Grant Notice.

By accepting this grant, Participant acknowledges and agrees that (i) Participant’s rights to any Shares underlying the RSUs will vest only as Participant provides services to the Company (including any Parent, Subsidiary or Affiliate) over time and only if certain other conditions are satisfied, and (ii) the grant of the RSUs is not in consideration for services Participant rendered to the Company (or any Parent, Subsidiary or Affiliate) prior to Participant’s hire date.

By accepting this grant, Participant further acknowledges and agrees that (i) Participant has reviewed the Plan, this Grant Notice and the RSU Agreement in their entirety, (ii) Participant has had an opportunity to obtain the advice of counsel prior to accepting the RSUs, (iii) Participant fully understands all provisions of the Plan, this Grant Notice and the RSU Agreement, and (iv) Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan, this Grant Notice and the RSU Agreement.

THE COMPANY:

PLANET LABS INC.

By: _________________________________
(Signature)
Name:________________________________
Title:_________________________________

PARTICIPANT:

_________________________________
(PRINT NAME)
_________________________________
(Signature)

Address:
_________________________________
_________________________________
_________________________________

PLANET LABS INC.

AMENDED AND RESTATED 2011 STOCK INCENTIVE PLAN

GLOBAL RESTRICTED STOCK UNIT AGREEMENT

Pursuant to your Global Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Global Restricted Stock Unit Agreement, including any additional terms and conditions for your country set forth in the appendix attached thereto (the “Appendix” and, collectively with the Global Restricted Stock Unit Agreement, the “Agreement”), Planet Labs Inc., a Delaware corporation (the “Company”), has granted you (the “Participant”) a restricted stock unit award covering the number of units set forth in the Grant Notice, each of which represents one (1) share of the Company’s Class A Common Stock (the “RSUs”). Capitalized terms not explicitly defined in this Agreement or in the Grant Notice but defined in the Planet Labs Inc. Amended and Restated 2011 Stock Incentive Plan (the “Plan”) will have the same definitions as in the Plan.

    1.    No Stockholder Rights. Unless and until such time as Shares are issued pursuant to the Agreement in settlement of vested RSUs, Participant shall not own or have any rights in or to the Shares allocated to the RSUs, including, without limitation, the right to receive dividends (or dividend equivalents) or to vote such Shares.

    2.     No Transfer. The Grant Notice, this Agreement, the RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

    3.    Termination. If Participant’s Continuous Service Status terminates at any time for any reason, all RSUs for which vesting is no longer possible under the terms of the Grant Notice and this Agreement shall be forfeited to the Company on the date that is three (3) months following such termination of Continuous Service Status, and all rights of Participant to such RSUs shall immediately terminate at such time. Further, for purposes of the RSUs, Participant’s Continuous Service Status will be considered terminated as of the date Participant is no longer actively providing services to the Company, its Parent, Subsidiaries or Affiliates (the “Company Group”), regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any (the “Termination Date”), and, unless otherwise determined by the Company, Participant’s right to vest in the RSUs will terminate as of such date and will not be extended by any contractual notice period or any period of “garden leave” or similar notice period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any. The Company shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the RSUs (including, subject to the terms of the Plan and Applicable Laws, whether Participant may still be considered to be providing services while on a leave of absence).

    4.    Responsibility for Taxes. As a condition to the grant, vesting, and settlement of the RSUs, Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items or required deductions or payments legally applicable to him or her and related to the receipt, vesting or settlement of the RSUs, the issuance or subsequent sale of the Shares allocated to the RSUs, or the participation in the Plan (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges and agrees that Participant is solely responsible for filing all relevant documentation that may be required in relation to the RSUs or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company or any member of the Company Group pursuant to Applicable Law), such as, but not limited to, personal income tax returns or reporting statements in relation to the receipt, vesting or settlement of the RSUs, the issuance of the Shares allocated to the RSUs, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends.

Participant further acknowledges that the Company and/or the Employer: (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the receipt, vesting or settlement of the RSUs, the issuance or subsequent sale of the Shares allocated to the RSUs and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Participant also understands that Applicable Laws may require varying RSU or Share valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of Participant under Applicable Laws.

Further, if Participant is subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their tax and/or withholding obligations with regard to all Tax-Related Items by (i) withholding from Participant’s wages or other compensation paid to Participant by the Company or the Employer, (ii) withholding from proceeds of the sale of Shares acquired pursuant to the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization) without further consent, (iii) withholding Shares that would otherwise be issued upon settlement of the RSUs or (iv) such other method as determined by the Company or the Employer to be in compliance with Applicable Laws.

Depending on the method of satisfying the tax and/or withholding obligations with regard to the Tax-Related Items, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable tax or withholding rates, including maximum applicable rates, applicable in Participant’s jurisdiction. In the event of over- withholding, Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Shares), or if not refunded, Participant may seek a refund from the local tax authorities. In the event of under-withholding, Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant will be deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items.

Finally, Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to pay, withhold or account for as a result of Participant’s receipt, vesting or settlement of the RSUs, the issuance or subsequent sale of the Shares allocated to the RSUs or the participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

5.    Nature of Grant. In accepting the RSUs, Participant acknowledges, understands and agrees that:

a.the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

b.the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past;

c.all decisions with respect to future restricted stock units or other grants, if any, will be at the sole discretion of the Company;

d.Participant is voluntarily participating in the Plan;

e.the RSUs and the Shares allocated to the RSUs are not intended to replace any pension rights or compensation and are outside the scope of Participant’s employment contract, if any;

f.the RSUs and the Shares allocated to the RSUs , and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

g.the future value of the Shares is unknown, indeterminable, and cannot be predicted with certainty;

h.if the RSUs are settled and Participant receives some or all of the Shares allocated to the RSUs, the value of such Shares may increase or decrease in value;

i.no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the termination of Participant’s Continuous Service Status (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any) (such claim or entitlement, a “claim”), and in consideration of the grant of the RSUs to which Participant is otherwise not entitled, Participant irrevocably (i) agrees never to institute a claim against any Company Group entity, (ii) waives his or her ability, if any, to bring a claim, and (iii) releases all Company Group entities from any such claim. If, notwithstanding the foregoing, a claim is allowed by a court of competent jurisdiction, Participant, by participating in the Plan, irrevocably agrees (and shall be deemed irrevocably to have agreed) not to pursue such claim and to execute and/or accept any and all documents necessary to request dismissal or withdrawal of such claim;

j.unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company or any entitlement to have the RSUs or the benefits exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

k.no Company Group entity shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar or the selection by a Company Group entity in its sole discretion of an applicable foreign exchange rate that may affect the value of the RSUs (or the calculation of income or Tax-Related Items thereunder) or of any amounts due to Participant pursuant to the settlement of the RSUs and issuance of Shares, any dividends on the Shares issued or the subsequent sale of the Shares issued.

    6.    Limitations on Transfer of Shares. Participant acknowledges and agrees that the Shares purchased under this Agreement are subject to (i) the transfer restrictions set forth in Section 12 of the Plan, (ii) the terms and conditions that apply to the Company’s Common Stock, as set forth in the Company’s Bylaws, as may be in effect at the time of any proposed transfer (the “Bylaw Provisions”), and (iii) any other limitation or restriction on transfer created by Applicable Laws, including any restrictions for Participant’s country that may be set forth in the attached Appendix. Participant shall not assign, encumber or dispose of any interest in the Shares issued pursuant to this Agreement except to the extent permitted by, and in compliance with, Section 12 of the Plan, the Bylaw Provisions, Applicable Laws, and the provisions below.

a.Transfer Restrictions; Right of First Refusal. Before any Shares held by Participant or any transferee of Participant (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company shall first, to the extent the Company’s approval is required by the Plan or any applicable Bylaw Provisions, have the right to approve such sale or transfer, in full or in part, and shall then have the right to purchase all or any part of the Shares proposed to be sold or transferred, in each case, in its sole and absolute discretion (the “Right of First Refusal”). If the Holder would like to sell or transfer any Shares issued pursuant to this Agreement, the Holder must provide the Company or its assignee(s) with a Notice (as defined below) requesting approval to sell or transfer the Shares and offering the Company or its assignee(s) a Right of First Refusal on the same terms and conditions set forth in this Section 6. The Company may either (1) exercise its Right of First Refusal in full or in part and purchase such Shares pursuant to this Section 6, (2) decline to exercise its Right of First Refusal in full or in part and permit the transfer of such Shares to the Proposed Transferee (as defined below) in full or in part or (3) decline to exercise its Right of First Refusal in full or in part and, to the extent the Company’s approval is required by the Plan or any applicable Bylaw Provisions, decline the request to sell or transfer the Shares in full or in part.

b.Notice of Proposed Transfer. The Holder of the Shares issued pursuant to this Agreement shall deliver to the Company a written notice (the “Notice”) stating: (A) the Holder’s intention to sell or otherwise transfer such Shares; (B) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (C) the number of Shares to be sold or transferred to each Proposed Transferee; (D) the terms and conditions of each proposed sale or transfer, including (without limitation) the purchase price for such Shares (the “Purchase Price”); and (E) the Holder’s offer to the Company or its assignee(s) to purchase the Shares at the Purchase Price and upon the same terms (or terms that are no less favorable to the Company).

c.Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) shall deliver a written notice to the Holder indicating whether the Company and/or its assignee(s) elect to permit or reject the proposed sale or transfer, in full or in part, and/or elect to accept or decline the offer to purchase any or all of the Shares proposed to be sold or transferred to any one or more of the Proposed Transferees, at the Purchase Price, provided that if the Purchase Price consists of no legal consideration (as, for example, in the case of a transfer by gift), the purchase price will be the fair market value of the Shares as determined in good faith by the Company. If the Purchase Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Company in good faith.

d.Payment. Payment of the Purchase Price shall be made, at the election of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness or by any combination thereof within sixty (60) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

e.Holder’s Right to Transfer. If any of the Shares proposed in the Notice to be sold or transferred to a given Proposed Transferee are both (A) not purchased by the Company and/or its assignee(s) as provided in this Section 6 and (B) approved by the Company to be sold or transferred, then the Holder may sell or otherwise transfer any such Shares to the applicable Proposed Transferee at the Purchase Price or at a higher price, provided that such sale or other transfer is consummated within one hundred twenty (120) days after the date of the Notice; provided that any such sale or other transfer is also effected in accordance with the Bylaw Provisions, the transfer restrictions set forth in the Plan and any Applicable Laws and the Proposed Transferee agrees in writing that the Plan, the Bylaw Provisions, and this Agreement, including this Section 6 and the waiver of statutory information rights in Section 14, shall continue to apply to the Shares in the hands of such Proposed Transferee. The Company, in consultation with its legal counsel, may require the Holder to provide an opinion of counsel evidencing compliance with Applicable Laws. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to the Company, and the Company and/or its assignees shall again have the right to approve such transfer and be offered the Right of First Refusal.

f.Exception for Certain Family Transfers. Anything to the contrary contained in this Section 6 notwithstanding, the transfer of any or all of the Shares issued pursuant to this Agreement which transfer occurs during Holder’s lifetime or on Holder’s death by will or intestacy to Holder’s Immediate Family or a trust for the benefit of Holder’s Immediate Family shall be exempt from the provisions of this Section 6. “Immediate Family” as used herein shall mean lineal descendant or antecedent, spouse (or spouse’s antecedents), father, mother, brother or sister (or their descendants), stepchild (or their antecedents or descendants), aunt or uncle (or their antecedents or descendants), brother-in-law or sister-in-law (or their antecedents or descendants) and shall include adoptive relationships, or any person sharing Holder’s household (other than a tenant or an employee). In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of the Plan, the Bylaw Provisions, and this Agreement, including this Section 6 and Section 14, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 6, the Plan and the Bylaw Provisions.

g.Company’s Right to Purchase upon Involuntary Transfer. In the event of any transfer by operation of law or other involuntary transfer (including death or divorce, but excluding a transfer to Immediate Family as set forth in Section 6(f) above) of all or a portion of the Shares issued pursuant to this Agreement by the record holder thereof, the Company shall have an option to purchase any or all of the Shares transferred at the Fair Market Value of the Shares on the date of transfer (as determined by the Company). Upon such a transfer, the Holder shall promptly notify the Secretary of the Company of such transfer. The right to purchase such Shares shall be provided to the Company for a period of thirty (30) days following receipt by the Company of written notice from the Holder.

h.Assignment. The right of the Company to purchase any part of the Shares issued pursuant to this Agreement may be assigned in whole or in part to any holder or holders of capital stock of the Company or other persons or organizations.

i.Restrictions Binding on Transferees. All transferees of Shares issued pursuant to this Agreement or any interest therein will receive and hold such Shares issued pursuant to this Agreement or interest subject to the Plan, the Bylaw Provisions, and this Agreement, including, without limitation, Sections 6 and 14 of this Agreement, and Section 12 of the Plan. Any sale or transfer of the Shares issued pursuant to this Agreement shall be void unless the provisions of this Agreement are satisfied.

j.Termination of Rights. The transfer restrictions set forth in this Section 6 above and Section 12 of the Plan, the Right of First Refusal granted the Company by this Section 6 and the right to repurchase the Shares in the event of an involuntary transfer granted the Company by this Section 6 shall terminate upon a Public Listing or or any transfer or conversion of Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations if the common stock of the surviving corporation or any direct or indirect parent corporation thereof is registered under the Exchange Act. Upon termination of such transfer restrictions, the Company will remove any stop-transfer notices referred to in Section 12(b) below and related to the restrictions in this Section 6 and a new stock certificate or, in the case of uncertificated securities, notice of issuance, for the Shares not repurchased shall be issued, on request, without the legend referred to in Section 12(a)(ii) below and delivered to Holder.

    7.    Investment and Taxation Representations. In connection with the receipt of the RSUs, and the Shares issued upon settlement of the RSUs, Participant represents to the Company the following:

a.Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares issued pursuant to this Agreement. Participant is or will be acquiring the Shares for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the U.S. Securities Act of 1933, as amended (the “Securities Act”) or under any applicable provision of state law. Participant does not have any present intention to transfer the Shares issued pursuant to this Agreement to any other person or entity.

b.Participant understands that the Shares issued pursuant to this Agreement have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein.

c.Participant further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the securities.

d.Participant is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Participant understands that the Company provides no assurances as to whether he or she will be able to resell any or all of the Shares pursuant to Rule 144, which rule requires, among other things, that the Company be subject to the reporting requirements of the Exchange Act, that resales of securities take place only after the holder of the Shares has held the Shares for certain specified time periods, and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions. Notwithstanding this Section 7(d), Participant acknowledges and agrees to the restrictions set forth in this Section 7(e) below.

e.Participant further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

f.Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s receipt of the RSUs, the vesting and/or settlement of the RSUs, the issuance of Shares allocated to the RSUs and/or the disposition of such Shares. Participant represents that Participant has consulted any tax consultants Participant deems advisable in connection with the receipt of the RSUs, the vesting and/or settlement of the RSUs, the issuance of Shares allocated to the RSUs and/or the disposition of such Shares and that Participant is not relying on the Company for any tax advice.

    8.    Section 409A. All payments made and benefits provided under this Agreement are intended to be exempt from the requirements of Section 409A to the maximum extent permitted pursuant to Treasury Regulation Section 1.409A-1(b)(4) so that none of the payments or benefits will be subject to the adverse tax penalties imposed under Section 409A, and any ambiguities herein will be interpreted to make the payments and benefits be so exempt. In no event will the Company reimburse Participant for any taxes or other penalties that may be imposed on Participant as a result of Section 409A and, by accepting the RSUs, Participant hereby indemnifies the Company for any liability that arises as a result of Section 409A.

9.    Compliance with Law. Notwithstanding any other provision in the Plan or this Agreement, unless there is an available exemption from registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to issue any Shares to Participant prior to the completion of any registration or qualification of the Shares under any U.S. or non-U.S. local, state or federal securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any state or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that the Company shall have unilateral authority to amend this Agreement, without Participant’s consent, to the extent necessary to comply with Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel.

    10.    Lock-Up Agreement. If so requested by the Company or the underwriters in connection with a Public Listing, Participant shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however or whenever acquired (except for those being registered) without the prior written consent of the Company or such underwriters, as the case may be, for one hundred eighty (180) days from the effective date of the registration statement, plus such additional period, to the extent required by FINRA rules, up to a maximum of two hundred sixteen (216) days from the effective date of the registration statement, and Participant shall execute an agreement reflecting the foregoing as may be requested by the underwriters or the Company at the time of such Public Listing.

    11.    Voting Provisions. As a condition precedent to receiving Shares pursuant to this Agreement, at the request of the Company, Participant shall become a party to any voting agreement to which the Company is a party at the time of Participant’s receipt of Shares pursuant to this Agreement, as such voting agreement may be thereafter amended from time to time (the “Voting Agreement”), by executing an adoption agreement or counterpart signature page agreeing to be bound by and subject to the terms of the Voting Agreement and to vote the Shares in the capacity of a “Common Holder” and a “Stockholder,” as such terms may be defined in the Voting Agreement.

    12.    Restrictive Legends and Stop-Transfer Orders:

a.Legends. Any certificate or certificates representing the Shares issued pursuant to this Agreement shall bear the following legends (as well as any legends required by the Company or applicable state and federal corporate and securities laws):

1.“THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

2.“THE SECURITIES REFERENCED HEREIN MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH AND MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY AT NO CHARGE.”

3.“THE TRANSFER OF THE SECURITIES REFERENCED HEREIN IS SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN THE COMPANY’S STOCK PLAN, COPIES OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS. THE COMPANY SHALL NOT REGISTER OR OTHERWISE RECOGNIZE OR GIVE EFFECT TO ANY PURPORTED TRANSFER OF SECURITIES THAT DOES NOT COMPLY WITH SUCH TRANSFER RESTRICTIONS.”

4.Any legend required by the Voting Agreement, as applicable.

b.Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

c.Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares issued pursuant to this Agreement that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

13.    No Employment Rights. Nothing contained in this Agreement, the Grant Notice or the Plan is intended to constitute or create a contract of employment, nor shall it constitute or create the right to remain associated with or in the employ of the Company or any Parent, Subsidiary or Affiliate for any particular period of time. Nothing in this Agreement, the Grant Notice or the Plan shall affect in any manner whatsoever the right or power of the Company, or a Parent, Subsidiary or Affiliate, to terminate Participant’s employment or consulting relationship, for any reason, subject to Applicable Laws.

14.    Waiver of Statutory Information Rights. Participant acknowledges and understands that, but for the waiver made herein, upon delivery of any Shares issued to Participant pursuant to this Agreement, Participant would be entitled, upon written demand under oath stating the purpose thereof, to inspect for any proper purpose, and to make copies and extracts from, the Company’s stock ledger, a list of its stockholders, and its other books and records, and the books and records of subsidiaries of the Company, if any, under the circumstances and in the manner provided in Section 220 of the General Corporation Law of Delaware (any and all such rights, and any and all such other rights of Participant as may be provided for in Section 220, the “Inspection Rights”). In light of the foregoing, until a Public Listing, Participant hereby unconditionally and irrevocably waives the Inspection Rights, whether such Inspection Rights would be exercised or pursued directly or indirectly pursuant to Section 220 or otherwise, and covenants and agrees never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights. The foregoing waiver applies to the Inspection Rights of Participant in Participant’s capacity as a stockholder and shall not affect any rights of a director, in his or her capacity as such, under Section 220. The foregoing waiver shall not apply to any contractual inspection rights of Participant under any written agreement with the Company.

15.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or Participant’s receipt, vesting or settlement of the RSUs or the Shares allocated thereto or the sale of such Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan and the RSUs before accepting the RSUs or otherwise taking any action related to the RSUs or the Plan.

16.    Data Privacy.

a.Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Award materials by and among the Company Group entities for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

b.Participant understands that the Company Group entities may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Awards, or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

c.Participant understands that Data will be transferred to such stock plan service provider as may be selected by the Company, presently or the in future, which may be assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant authorizes the Company, the stock plan service provider as may be selected by the Company, and any other possible recipients which may assist the Company, presently or in the future, with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan or as required for the Company Group to comply with legal or regulatory obligations. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her Continuous Service Status will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant RSUs, Awards or any other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

17.    Miscellaneous.

a.Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit and consent to the sole and exclusive jurisdiction of the courts of the city and county of San Francisco, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

b.Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other participants.

c.Appendix. Notwithstanding any provisions in this Agreement, the RSUs shall be subject to any additional terms and conditions set forth in any Appendix to this Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix, the additional terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

d.Entire Agreement; Enforcement of Rights. This Agreement, together with any applicable Appendix, the Grant Notice and the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior or contemporaneous discussions between them. Except as contemplated by the Plan, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and executed by the Company and, in the case of Participant, executed or accepted. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

e.Severability. If one or more provisions of this Agreement, the Grant Notice or the Plan are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, the Grant Notice and the Plan, (ii) the balance of the Agreement, the Grant Notice and the Plan shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement, the Grant Notice and the Plan shall be enforceable in accordance with its terms.

f.Language. Participant acknowledges that he or she is sufficiently proficient in English or has consulted with an advisor who is sufficiently proficient in English so as to allow Participant to understand the terms and conditions of this Agreement. If Participant has received this Agreement, the Grant Notice or any other document related to the RSUs and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

g.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares allocated to the RSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign and/or accept any additional agreements or undertakings that may be necessary to accomplish the foregoing. Participant also acknowledges that the Applicable Laws of the country in which Participant is residing or working at the time of grant, vesting and settlement of the RSUs or the sale of Shares received pursuant to the RSUs (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject Participant to additional procedural or regulatory requirements that Participant is and will be solely responsible for and must fulfill. Such requirements may be outlined in but are not limited to those provided in any Appendix. Notwithstanding any provision herein, the RSUs and Participant’s participation in the Plan shall be subject to the terms, conditions and disclosures as set forth in any applicable Appendix.

h.Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email or fax, or forty-eight (48) hours after being deposited in the U.S. mail or a comparable foreign mail service, as certified or registered mail with postage or shipping charges prepaid and addressed to the party to be notified at such party’s most recent address, email or fax number set forth in the Company’s books and records.

i.Counterparts. This Agreement may be executed, or in the case of Participant accepted, in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

j.Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Participant under this Agreement may only be assigned with the prior written consent of the Company.

k.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver to Participant by email or any other electronic means any documents or notices related to the RSUs, the

Shares allocated to the RSUs, Participant’s current or future participation in the Plan, securities of the Company or any member of the Company Group or any other matter, including documents and/or notices required to be delivered to Participant by applicable securities law or any other Applicable Laws or the Company’s Certificate of Incorporation or Bylaws. By accepting the RSUs, whether electronically or otherwise, Participant hereby consents to receive such documents and notices by such electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions.

l.Insider Trading Restrictions/Market Abuse Laws. Participant understands that he or she may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the Shares are listed and in applicable jurisdictions, including the United States, Participant’s country and the designated broker’s country, which may affect Participant’s ability, directly or indirectly, to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (i.e., RSU awards) or rights linked to the value of the Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdiction(s)). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before possessing the inside information. Furthermore, Participant understands that he or she may be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties by sharing with them Company inside information, or otherwise causing third parties to buy or sell Company securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. It is Participant’s responsibility to comply with any applicable restrictions and Participant should consult with his or her personal legal advisor on this matter.

m.Foreign Asset/Account Reporting Requirements. Participant acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect Participant’s ability to acquire or hold Shares or cash received from participating in the Plan (including from any dividends paid on Shares) in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, assets, or related transactions to the tax or other authorities in Participant’s country. Participant may also be required to repatriate sale proceeds or other funds received as a result of Participant’s participation in the Plan to Participant’s country within a certain time after receipt. Participant acknowledges that it is Participant’s responsibility to comply with such regulations and that Participant should speak with a personal legal advisor on this matter.

n.California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF DEPARTMENT OF FINANCIAL PROTECTION AND INNOVATION OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

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